This exclusive contractual agreement, effective March 19, 2001, is made and entered into by and between, Silverado Gold Mines Ltd. and Dr. Warrack Willson, of Coal-Water Fuel Services.

Silverado Gold Mines Ltd., (the Company) and Dr. Warrack Willson, (the Executive) agree to the following:

Section  1.0  Employment:

1.1 Engagement: The Company will cause Silverado Gold Mines Inc. to employ the Executive as its Vice President and director of the Fuels Technology Division subject to and in accordance with the provisions of this contractual agreement.

1.2 Duties: The Executive will serve as the primary developer of technology to produce and utilize low-rank coal-water fuels (LRCWFs), and will provide the following intellectual property exclusively to the Company, for the duration of this exclusive contractual agreement.

Low-rank  coal  (LRC)  conversion  and  utilization  expertise.

Technology  for  the  production  and  utilization  of  LRCWFs.

Engineering design and cost information for a demonstration and/or commercial scale LRCWF facility.

Knowledge of the production of LRCWFs from LRCs from around the world including, Australia, China, India, and Indonesia.

Technical and business contacts in major Pacific Rim energy importing nations, including Japan and Korea.

Technical and business contacts in developing nations with LRCs, including Australia, China, the Czeck Republic, India, Indonesia, Russia, and the Ukraine.

1.3 Attention and Effort: The Executive will devote sufficient time, ability and attention to the business of the Company to accomplish the duties described in Section 1.2 above.

1.4 During the term of this exclusive contractual agreement, the Executive will not disclose to any other person, firm, corporation or government any of his knowledge or information which in any way relates to the development, production or utilization of LRCWF, and will not give assistance to, co-operate with or otherwise help any other person, firm, corporation or government in any way relating to the development, production or utilization of LRCWF without the prior written approval of the President of the Company.



Exclusive Contractual Agreement          3/19/01                        Page 1

Section 2.0  Compensation

2.1 Salary: Upon the Company obtaining funding to build a LRCWF demonstration or commercial plant, the Executive shall be paid a base salary of $U.S. 10,000 per month, and prior to receipt of such funding the Company shall use its best efforts to pay the executive a salary.

2.2 Stock Compensation: The Executive will be issued a stock option for 1,200,000 shares of the Company which may be exercised on or after May 17, 2002 and from time to time at the price of $US 0.125 per share. The Executive will be fully vested in the shares acquired pursuant to the exercise of this option and can sell them subject only to fully complying with the requirements of the U.S. "Securities Exchange Act" of 1934, the rules of the U.S. "Securities and Exchange Commission" and the BC "Securities Act" and "Securities Rules" made thereunder.

2.3 Royalty Payments: Subject to the following proviso, in exchange for the Executive providing exclusive intellectual property concerning the production and utilization of LRCWFs, the Company agrees to pay a royalty equal to 1.5% of gross LRCWF sales to the Coal-Water Fuel Services Foundation for as long as LRCWF made by the technology developed by the Executive is sold; Provided that in respect of any agreement or arrangement reached or entered into with the Malaysian Government or any Malaysian corporation or entity; whether or not owned or controlled by the Malaysian Government the royalty payable shall be 0.5% of gross LRCWF sales.

2.4 Benefits: During the term of this exclusive contractual agreement, the Executive will be entitled to participate in all benefit programs (medical, disability, life insurance, etc.) offered by the Company.

2.5 Expenses: During the term of this exclusive contractual agreement, the Executive will be entitled to participate in all benefit programs (medical, disability, life insurance, etc.) offered by the Company.

2.6 Indemnification: Subject to applicable laws, the Company will indemnify and hold the Executive harmless from any and all losses, judgments or claims the Executive may suffer in the discharge of his duties for the Company, except where such losses, judgements or claims arise directly or indirectly as a result of the Executive's negligent or improper act or failure to act.



Exclusive Contractual Agreement          3/19/01                        Page 2

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Section 3.0  Term and Termination

3.1 Term: The term of this contractual agreement will commence upon signing and will continue for a period of 10 years, unless terminated as per the following.

3.2 Termination: If within two years after signing this contractual agreement the Company has not developed funding to build a LRCWF demonstration or commercial plant, this exclusive contractual agreement may be terminated by either party.


                        Company:       Silverado Gold Mines Ltd.
                        --------       -------------------------

                                       By:     /s/ Garry L. Anselmo
                                               -------------------------

                                       Title:  President
                                               -------------------------

                                       Date:   March 20, 2001
                                               -------------------------

                        Executive:     Dr. Warrack Willson
                        ----------     -------------------

                                       By:     /s/ Warrack Willson
                                               -------------------------

                                       Title:  Vice President & Director
                                               -------------------------
                                               Fuels Technology Division
                                               -------------------------
                                               Silverado Gold Mines Inc.
                                               -------------------------

                                       Date:   March 19, 2001
                                               -------------------------





Exclusive Contractual Agreement          3/19/01                        Page 3